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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  May 23, 2003

                   REINSURANCE GROUP OF AMERICA, INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    Missouri
                 (State or other jurisdiction of incorporation)

      1-11848                                            43-1627032
      -------                                            ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)

        1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039
               (Address of principal executive offices) (zip code)

                                 (636) 736-7000
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On May 23, 2003, Reinsurance Group of America, Incorporated (the "Company") entered into a First Amended and Restated Credit Agreement (the "Credit Agreement") with a bank syndicate, under which the Company may borrow up to $175.0 million for general corporate purposes. The Credit Agreement is a continuation of a similar agreement dated as of May 24, 2000, which provided the Company with the ability to borrow up to $140.0 million. The Company had $10.0 million of borrowings outstanding under the former credit agreement, which expired May 24, 2003, and those borrowings were continued under the Credit Agreement. Interest on borrowings under the Credit Agreement is payable at rates based either on the prime, federal funds or LIBOR rates plus a base rate margin defined in the Credit Agreement. The Company also must pay a utilization fee of 0.125% to the extent borrowings exceed 33.3% of the lenders' commitments under the Credit Agreement. As of May 30, 2003, the Company had approximately $10.0 million outstanding under the Credit Agreement at an interest rate of 1.8%. The termination date of the Credit Agreement is May 23, 2006.

         The Credit Agreement contains financial covenants, including restrictions related to, among others, indebtedness, guarantees, liens, payments, merger or consolidation, the issuance and disposition of stock of restricted subsidiaries, maximum requirements of consolidated indebtedness, and minimum requirements of statutory surplus and capital. A material ongoing covenant default could require immediate payment of the amount due, including principal. Additionally, the Credit Agreement contains cross-default covenants, which would make outstanding borrowings under the Credit Agreement immediately payable in the event of a material uncured covenant default under any of the Company's other debt agreements, including, but not limited to, non-payment of indebtedness when due, bankruptcy proceedings, and any other event which results in the acceleration of the maturity of indebtedness. As of March 31, 2003, the Company had $344.7 million in outstanding borrowings under its debt agreements and was in compliance with all covenants under those agreements. Of that amount, approximately $35.2 million is subject to immediate payment in the event of a downgrade of certain ratings issued by credit rating agencies, unless a waiver is obtained from the lenders. The ability of the Company to make principal and interest payments under its debt agreements depends on the earnings and surplus of subsidiaries, investment earnings on undeployed capital proceeds, and the Company's ability to raise additional funds.

         A copy of the Credit Agreement is filed as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.  EXHIBITS.

         (c) The following exhibits are filed as part of this report on Form 8-K.

                  Exhibit 10.1 First Amended And Restated Credit Agreement dated as of May 23, 2003.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 30, 2003                            REINSURANCE GROUP OF AMERICA,
                                              INCORPORATED

                                              By:  /s/ Jack B. Lay
                                                   ---------------
                                              Name:  Jack B. Lay
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

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